SUB-ITEM 77Q1(A)

Appendix A, dated January 1, 2012, to the Master Amended and Restated By-Laws for MFS Series Trust VI, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 33 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 26, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated December 20, 2011, to the Amended and Restated Declaration of Trust of MFS Series Trust VI, dated December 16, 2004, is contained in Post-Effective Amendment No. 33 to the Registration Statement of MFS Series Trust VI (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.